UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2024

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Current Report”) under the captions “Transaction Support Agreement”, “Debtor-in-Possession Credit Agreement” and “Exit Facilities Agreements” is hereby incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

Transaction Support Agreement

On March 15, 2024, JOANN, Inc. (the “Company or “JOANN”) and certain of its subsidiaries (collectively with the Company, the “Company Parties” or the “Debtors”) entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with certain holders of claims arising under the Company’s senior secured term loan facility (the “Consenting Term Lenders”), certain stockholders of the Company, including Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P., LGP Associates CF, LLC, and certain current or former members of the Company’ board of directors (the “Consenting Stockholder Parties”), and certain third-party financing parties that executed joinders thereto. Pursuant to the Transaction Support Agreement, on March 18, 2024 (the “Petition Date”), the Company Parties commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), providing for a court-administered reorganization pursuant to a prepackaged joint plan of reorganization (the “Plan”).

The Company’s material relationships with certain parties are described under “Policy Regarding Related Party Transactions” beginning on page 65 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2023, which description is incorporated herein by reference.

In accordance with the Transaction Support Agreement, the parties have agreed to support, approve, implement and enter into definitive documents to effect the transactions contemplated by the Plan, including a restructuring of the Company’s outstanding debt. If confirmed by the Bankruptcy Court, the Plan would implement a series of transactions that would result in, among other things, all issued and outstanding shares of JOANN’s common stock being canceled and extinguished without consideration. Following the effective date of the Plan (the “Plan Effective Date”) and consummation of the transactions contemplated thereby, the Company has agreed to terminate its reporting obligations under the Exchange Act and intends to continue as a private company.

Pursuant to the Transaction Support Agreement, the Debtors have agreed to use commercially reasonable efforts to meet several milestones, including (a) having the Bankruptcy Court enter the order confirming the Plan (the “Confirmation Order”) no later than 50 calendar days following the Petition Date, and (b) having the Plan Effective Date occur no later 10 calendar days following the entry of the Confirmation Order. However, there can be no assurance that the foregoing milestones will be met on such dates, if at all.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. The transactions contemplated by the Transaction Support Agreement, including the Plan Effective Date, are subject to and conditioned upon, among other things, approval by the Bankruptcy Court.

Additionally, (x) certain holders of claims arising under the Company’s senior secured asset based revolving credit facility (the “ABL Lenders”) and (y) certain holders of claims arising under the Company’s first-in last-out loans (the “FILO Lenders”) have entered into commitment letters (the “Exit ABL Commitment Letter” and the “Exit FILO Commitment Letter”, respectively), pursuant to which the ABL Lenders and the FILO Lenders have agreed (a) to the proposed treatment of their claims under the Plan, (b) to vote to accept the Plan, and (c) to execute the Exit ABL/FILO Facility Amendment (as defined below) and provide the loans thereunder.

The foregoing summary of the Transaction Support Agreement, the Exit ABL Commitment Letter and the Exit FILO Commitment Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Transaction Support Agreement, the Exit ABL Commitment Letter and the Exit FILO Commitment Letter, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Commencement of Solicitation

On March 16, 2024, in accordance with the Transaction Support Agreement, the Company commenced solicitation of the votes necessary to approve the Plan and effectuate the transactions contemplated thereby, including by distributing the Plan, a disclosure statement relating to the Plan, and other solicitation materials to certain holders of Company claims and interests that are entitled to vote on the Plan.

This Current Report is not an offer or a solicitation with respect to any securities or a solicitation of acceptances of a chapter 11 plan within the meaning of Section 1125 or Section 1126 of the Bankruptcy Code. Any such offer or solicitation will comply with all applicable securities laws and/or provisions of the Bankruptcy Code.

Voluntary Petitions for Bankruptcy

On March 18, 2024, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court in accordance with the terms of the Transaction Support Agreement. The Debtors have requested that the Chapter 11 Cases be jointly administered under the caption In re JOANN Inc., et al. The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to facilitate the Debtors’ ability to continue their ordinary course operations.

On March 18, 2024, the Debtors also filed the Plan, which contemplates that all allowed general unsecured claims will be paid in full or will otherwise be unimpaired. As a result, the Debtors expect to continue operating as normal, with all stores remaining open during the Chapter 11 Cases, and customers vendors, landlords, and other trade creditors will not see any disruption in services.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://cases.ra.kroll.com/JOANN, a website administered by Kroll Restructuring Administration LLC, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report.

Debtor-in-Possession Credit Agreement

Subject to the approval of the Bankruptcy Court, the Debtors expect to enter into a Senior Secured Super-Priority Debtor-in-Possession Term Loan Credit Agreement (the “DIP Credit Agreement”) with the lenders named therein (the “DIP Lenders”), substantially in the form attached hereto as Exhibit 10.4.

If the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders would provide a super-priority senior secured debtor-in-possession term loan credit facility in an aggregate principal amount of up to $142.0 million (the “DIP Facility”), consisting of (i) $107.0 million in “new money” term loans, (ii) $25.0 million of outstanding trade payables exchanged into term loans, and (iii) an uncommitted accordion facility of up to $10.0 million of term loans (the “Accordion Facility”) (collectively, the “DIP Term Loans”). Borrowings under the DIP Facility would be senior secured obligations of the Debtors, secured by a super-priority lien on the collateral under the DIP Facility, which includes substantially all of the Debtors’ assets, but subject to the collateral priorities set forth in the DIP Credit Agreement and other applicable documents. The DIP Credit Agreement contains various customary representations, warranties and covenants of the Debtors.

All holders of claims arising under the Company’s senior secured term loan facility have been (or will be) offered the opportunity to participate and fund their pro rata share of the DIP Facility. To the extent any eligible holders do not elect to participate and fund their pro rata share, certain of the Consenting Term Lenders (the “DIP Backstop Parties”) and other parties to the Transaction Support Agreement have agreed to backstop and provide the DIP Term Loans.

The DIP Facility matures on the earliest of (i) 60 days after the Petition Date, (ii) acceleration as a result of an event of default under the DIP Credit Agreement that has occurred and is continuing, (iii) the date the Bankruptcy Court orders a conversion of the Chapter 11 Cases to a chapter 7 liquidation or the dismissal of the chapter 11 case of any Debtor, (iv) the Plan Effective Date, and (v) the closing of a sale of all or substantially all of the assets of the Debtors.

The DIP Term Loans will accrue interest at a rate of SOFR plus 9.50% per annum, payable in cash.

The DIP Credit Agreement contains various customary events of default. During the continuance of an event of default, all overdue amounts of principal and interest under the DIP Facility will bear interest at the applicable rate, plus and an additional 2.0% per annum.

Fees and expenses under the DIP Facility include (i) a backstop fee equal to 20.0% of DIP Term Loans payable in kind in exchange for their agreement to backstop their respective agreements to fund the DIP Term Loans (the “Backstop Fee”), and (ii) a participation fee equal to (a) if the Plan is confirmed, 85.0% of the common equity interests of the Company following the consummation of the transactions contemplated by the Transaction Support Agreement and the Plan (subject to dilution by the Management Incentive Plan (as defined below)) or (b) if the Plan is not confirmed, $28 million DIP Term Loans payable in kind, payable pro rata to all DIP Lenders on the Plan Effective Date (the “Participation Fee”). Additional parties providing DIP Term Loans will also receive, subject to confirmation of the Plan and the occurrence of the Plan Effective Date, approximately 12.5% of the common equity interests of the Company following consummation of the transactions contemplated by the Transaction Support Agreement and the Plan. Accordingly, parties providing the DIP Facility are expected to receive, subject to confirmation of the Plan and the occurrence of the Plan Effective Date, 97.5% in the aggregate of the common equity interests of the reorganized Company. All of the foregoing percentages are subject to dilution on account of a management incentive plan (the “Management Incentive Plan”) to be adopted by the new board of directors or managers of the reorganized Company following the Plan Effective Date.

The foregoing summary of the DIP Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Exit Facilities Agreements

Subject to the approval of the Bankruptcy Court, the Debtors have also agreed to enter into an exit term loan credit agreement with the DIP Lenders (the “Exit Term Loan Credit Agreement”) on the Plan Effective Date, which shall provide for: $153.4 million (or up to $165.4 million to the extent the full $10 million Accordion Facility is committed and funded) aggregate principal amount of first-out exit term loans (plus accrued interest and fees payable in kind, if any) comprised of converted DIP Term Loans in the same aggregate principal amount (plus accrued interest and fees payable in kind, if any) based on amounts outstanding under the DIP Facility on the Plan Effective Date (the “Exit First-Out Term Loans”).

In connection with the Exit Term Loan Credit Agreement, the Debtors, the Consenting ABL Lenders and the Consenting FILO Lenders have also agreed to certain amendments relating to the Company’s existing senior secured asset based revolving credit facility and existing senior secured asset based first-in last-out credit facility as contemplated in the Plan, the Transaction Support Agreement, the Exit ABL Commitment Letter, and the Exit FILO Commitment Letter (the “Exit ABL/FILO Facility Amendment”).

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following material debt instruments and agreements (the “Debt Documents”):

•

approximately $658.1 million of borrowings (plus any accrued but unpaid interest in respect thereof) under that certain Credit Agreement, dated as of October 21, 2016, as amended by that certain Incremental Amendment No. 1 on July 21, 2017 and that certain Amendment No. 2 on July 7, 2021 (the “Term Loan Credit Agreement”); and

•

approximately $402.1 million of borrowings (plus any accrued but unpaid interest and fees in respect thereof) under that certain Amended and Restated Credit Agreement, dated as of October 21, 2016, as amended by that certain First Amendment on November 25, 2020, that certain Second Amendment on December 22, 2021, and that certain Third Amendment, dated as of March 10, 2023 (the “ABL Credit Agreement”).

The Debt Documents provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

Effective following the Company’s entry into the Transaction Support Agreement, Jonathan Sokoloff resigned from the board of directors of JOANN (the “Board”). Mr. Sokoloff’s resignation did not result from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Retention Bonuses

On March 15, 2024, the Board approved one-time cash bonus payments (the “Retention Bonuses”) to certain of the Company’s executive officers, including (i) $535,740 to Christopher DiTullio, the Company’s Executive Vice President, Chief Customer Officer and member of the Interim Office of the Chief Executive Officer, (ii) $135,740 to Scott Sekella, the Company’s Executive Vice President, Chief Financial Officer and member of the Interim Office of the Chief Executive Officer, and (iii) $371,250 to Robert Will, the Company’s Executive Vice President, Chief Merchandising Officer. The Retention Bonuses are payable in or around September 2024.

The Retention Bonuses are, among other things, subject to repayment by each recipient in the case such individual voluntarily terminates his employment, or if the recipient’s employment is terminated for cause, on or before January 16, 2025, as forth in each recipient’s retention bonus agreement (the “Retention Bonus Agreement”).

The foregoing summary of the Retention Bonuses does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Retention Bonus Agreement, a form of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Termination of Employee Stock Purchase Plan

On March 15, 2024, the Board terminated the 2021 Employee Stock Purchase Plan (the “ESPP”), effective immediately prior to the commencement of the Chapter 11 Cases, and resolved to refund the contributions of participants thereunder in accordance with the terms of the ESPP.

Item 7.01 Regulation FD Disclosure.

Press Release

On March 18, 2024, the Company issued a press release announcing the Chapter 11 Cases and other matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Cleansing Material

In connection with the foregoing transactions, the Company engaged in confidential discussions and negotiations under Confidentiality Agreements (the “NDAs”) with certain parties, including parties to the Transaction Support Agreement (and/or investment advisors or managers of discretionary funds, accounts or other entities for such parties). As part of such discussions and negotiations, the Company provided such parties with the information in the presentation attached hereto as Exhibit 99.2 (the “Presentation”).

Pursuant to the NDAs, the Company agreed, among other things, to publicly disclose certain information, including the information in the Presentation (the “Cleansing Material”), upon the occurrence of certain events set forth in the NDAs. The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Cleansing Material. However, no assurance can be given that any such transaction will occur at all.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Transaction Support Agreement, dated March 15, 2024, by and among JOANN, Inc. and the other parties thereto.

10.2	Exit ABL Commitment Letter, dated March 15, 2024, by and among Jo-Ann Stores, LLC and the other parties thereto.

10.3	Exit FILO Commitment Letter, dated March 15, 2024, by and among Jo-Ann Stores, LLC and the other parties thereto.

10.4	Form of Debtor-in-Possession Credit Agreement.

10.5	Form of Retention Bonus Agreement.

99.1	Press Release.

99.2	Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” “should,” or the negative thereof or other variations thereon or comparable terminology. Forward-looking statements include those we make regarding the Company’s ability to continue operating its business and implement the restructuring pursuant to the Chapter 11 Cases and the Plan, including the timetable of completing such transactions, if at all.

The preceding list is not intended to be an exhaustive list of all of the Company’s forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this Current Report are not guarantees. Any forward-looking statement that the Company makes in this Current Report speaks only as of the date of such statement. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOANN INC.

Dated: March 18, 2024

	By:	/s/ Scott Sekella
	Name:	Scott Sekella
	Title:	Executive Vice President, Chief Financial Officer and Member, Interim Office of the Chief Executive Officer